EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
CIFG Assurance North America, Inc.:

We hereby consent to the incorporation by reference our report dated June 15, 2006 relating to the financial statements of CIFG Assurance North America, Inc. included in this Form 8-K of GS Mortgage Securities Corp. Registration Statement (333-139817) on Form S-3. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ PriceWaterhouseCoopers LLP
PriceWaterhouseCoopers LLP
New York, New York
February 26, 2007